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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-3440 of Investors Financial Services Corp. on Form S-8 of our report dated February 14, 1997 appearing in this Annual Report on Form 10-K of Investors Financial Services Corp. for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP

July 16, 1997
Boston, Massachusetts